EXHIBIT 10.30

WAIVER AND MODIFICATION NO. 2 TO

LOAN AND SECURITY AGREEMENT

This Waiver and Modification No. 2 to Loan and Security Agreement (this “Modification”) is entered into as of April 30, 2018 (the “Modification Effective Date”), by and between Partners for Growth IV, L.P., a Delaware limited partnership with its principal place of business at 1660 Tiburon Blvd., Suite D, Tiburon, California 94920 (“PFG”) and Borqs Hong Kong Limited, a Hong Kong company with its principal place of business at Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong (“Borrower”). This Modification amends that certain Loan and Security Agreement between PFG and Borrower dated as of August 26, 2016, as amended by that certain Modification No. 1 to Loan and Security Agreement dated as of October 4, 2017 (the “First Modification” and the Loan and Security Agreement as amended, the “Loan Agreement”). The Loan Agreement is modified herein inter alia for the purposes of amending the financial covenants under the Loan Agreement and accommodating an extension of credit by Partners for Growth V, L.P., a related party of PFG (“PFG5”), to Borrower.

NOW THEREFORE, the parties hereby agree as follows:

1. DESCRIPTION OF EXISTING INDEBTEDNESS: As of the Modification Effective Date, Borrower is indebted to PFG for the Obligations pursuant to the Existing Loan Documents (as defined below) in the aggregate principal amount of $4,750,000.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement, in that certain Intellectual Property Security Agreement and related Collateral Agreements and Notices of even date with the Loan Agreement, Deed of Guaranty, Debentures, Hong Kong Security Documents, Cayman Security Documents and such documents, agreements and instruments as were entered into in contemplation of the Loan Agreement. The above-described security documents, together with all other documents securing and/or perfecting security interests in the repayment of the Obligations, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGES IN TERMS. As from the Modification Effective Date:

3.1 Amendment of Section 5 of Schedule. Section 5 of the Schedule is amended and restated in its entirety as follows:

“5. Financial Covenants

(Section 4.1):	The Group shall meet or exceed (i) Revenues of $32,500,000 on a calendar quarterly basis and (ii) three (3) month trailing EBITDA, tested monthly, of $2,000,000, with compliance determined as of the last day each calendar quarter (Revenues) and each calendar month (EBITDA).

Definitions:	For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“EBITDA” means (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.

“Revenue(s)” means revenues required to be classified as such under U.S. GAAP.

Future Periods:	For future periods not covered by the above requirements, the thresholds shall be set by PFG in consultation with Borrower based on its then-current Plan, but in no event (for each measurement period) less than the immediately prior measurement period. For instance, the minimum EBITDA threshold for January 2019 would be as set, but in no event less than $32,500,000, and for March 2019 (for Revenues) would be as set but in no event less than $2,000,000.”

3.2 Restated Compliance Certificate. The Compliance Certificate is amended and restated in the form appended as Exhibit I hereto.

3.3 Definitions. Section 7 of the Loan Agreement is amended as follows:

(a) A new definition is added as follows:

“ “BVI Security Documents” means that certain Share Mortgage given by Borqs Technologies, Inc., a BVI company, in favor of PFG in respect of its ownership in Parent, together with such other documents and instruments as may be executed and delivered in connection therewith.”

(b) A new definition is added as follows:

“ “Group Parent” means Borqs Technologies, Inc., a BVI company (NASDAQ:BRQS), the parent company of Parent and the top tier entity in the Group.”

(c) A new clause (x) is added to the definition of “Permitted Indebtedness” as follows:

“(x) Indebtedness owing to Partners for Growth V, L.P.”

(d) A new clause (xiii) is added to the definition of “Permitted Liens” as follows:

“(xiii) Liens securing Indebtedness described in Clause (x) of the definition of Permitted Indebtedness.”

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4. Borrowers’ Representations And Warranties. Borrower represents and warrants that:

(a)   immediately upon giving effect to this Modification (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent qualified in the updated Representations deliverable to PFG on or before the Modification Effective Date), and (ii) no Event of Default has occurred and is continuing;

(b)   Borrower has the corporate power and authority to execute and deliver this Modification and to perform its obligations under the Existing Loan Documents, as amended by this Modification;

(c)   the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)   the execution and delivery by Borrower of this Modification and the performance by Borrower of its obligations under the Existing Loan Documents, as amended by this Modification, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)   this Modification has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with the terms of this Modification, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

(f)    as of the date hereof, Borrower has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Modification and in connection with the Existing Loan Documents;

(g)   the Security Documents relating to Intellectual Property either disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property; and

(h)   Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations previously delivered to PFG by Borrower, and acknowledges, confirms and agrees that, subject to the update to the Representations to be provided under Section 6 hereof, the disclosures and information Borrower provided to PFG therein remain true, correct, accurate and complete in all material respects as of the Modification Effective Date.

Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

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5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, PFG is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG's agreement to modifications to the existing Obligations in no way shall obligate PFG to make any future consents, waivers or modifications to the Obligations. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modifications.

6.  CONDITIONS. The effectiveness of this Modification is conditioned upon each of:

6.1 Execution and Delivery. Borrower and Guarantor shall have duly executed and delivered a counterpart of this Modification to PFG.

6.2 Lender Expenses. Borrower shall have promptly paid upon invoice all Lender Expenses noticed by PFG in connection with this Modification.

6.3 PFG5 Loan Transaction. Borrower shall have consummated a borrowing from PFG5.

6.4 Updated Representations. Borrower shall have provided an update to the Representations.

6.5 BVI Security Documents. Group Parent shall have executed and delivered the BVI Security Documents.

The failure of any of the conditions set forth in this Section 6 shall constitute an immediate Event of Default.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

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8. RATIFICATION OF EXISTING LOAN DOCUMENTS; FURTHER ASSURANCES. Borrower (a) acknowledges and agrees that (i) each of the Existing Loan Documents remains in full force and effect in accordance with the original terms, except as expressly modified hereby, (ii) the Liens granted by the Borrower to PFG under the Existing Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Agreement, and PFG’s priority with respect thereto shall not be affected hereby or thereby, and (iii) the Loan Agreement and the other Existing Loan Documents shall continue to secure all Obligations as stated therein except as expressly amended and modified by this Modification; (b) Borrower ratifies, reaffirms, restates and incorporates by reference all of its representations, warranties, covenants, and agreements made under the Existing Loan Documents; (c) Borrower hereby ratifies, confirms, and reaffirms that the Obligations include, without limitation, the Loans, and any future modifications, amendments, substitutions or renewals thereof; (d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against PFG or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of PFG, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the terms or conditions of the Existing Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with any of the Existing Loan Documents; (e) Borrower and PFG confirm that neither party has heretofore waived or modified, and has not agreed to waive or modify, any term of the Existing Loan Documents, and any actions that Borrower takes or fails to take (including the expenditure of any funds) is voluntary, informed and taken at its own risk; and (g) Borrower shall, from and after the execution of this Agreement, execute and deliver to PFG whatever additional documents, instruments, and agreements that PFG may reasonably require in order to perfect the Collateral granted in the Loan Agreement more securely in PFG and to otherwise give effect to the terms and conditions of this Modification. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents, except of the Specified Defaults to the extent waived herein. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

9. INTEGRATION; CONSTRUCTION. This Modification, the Loan Agreement and the Existing Loan Documents (as modified) and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The Existing Loan Documents are hereby amended wherever necessary to reflect the modifications set forth in this Modification. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. This Modification is subject to the General Provisions of Section 8 of the Loan Agreement, each of which are incorporated herein as if set forth in this Modification.

10. ADVICE OF COUNSEL. PFG and Borrower have prepared this Modification and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by PFG and Borrower and shall not be construed against the PFG or Borrower.

11. ILLEGALITY OR UNENFORCEABILITY. Any determination that any provision or application of this Modification or the Loan Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

12. Governing Law; Venue. THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California, in connection with any proceeding or dispute arising in connection herewith.

[Signature Page Follows]

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This Modification is executed as of the date first written above.

Borrower: BORQS HONG KONG LIMITED By /s/ Pat Sek Yuen Chan Name: Pat Sek Yuen Chan Title: Chief Executive Officer	PFG: PARTNERS FOR GROWTH IV, L.P. By /s/ Geoffrey Allan Name: Geoffrey Allan Title: Manager, Partners for Growth IV, LLC, its General Partner

Signature Page - PFG IV -Borqs Hong Kong Limited

Modification No. 2 to Loan and Security Agreement

Exhibit I – Restated Compliance Certificate